UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) December 8, 2009


                               VERIFY SMART CORP.
             (Exact name of registrant as specified in its charter)

                                     Nevada
                 (State or other jurisdiction of incorporation)

                                   333-136492
                            (Commission File Number)

                                   20-5005810
                       (IRS Employer Identification No.)

                     57 Montague Street, Brooklyn NY 11201
             (Address of principal executive offices and Zip Code)

                                  718-855-7136
               Registrant's telephone number, including area code

 Fort Legend Towers, Suite 2002 - 3rd Avenue corner 31st Street E. Square Fort
            Bonifacio Global City, Taguig Metro Manila, Philippines
         (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS

We have received written consents from nine shareholders of our company representing 34,755,000 of our issued and outstanding shares of common stock (66.74%), appointing Tony Cinotti as our sole director and officer and removing Ralph Santos and Adi Muljo as directors and officers of our company.

Subsequently, on December 8, 2009 we received the resignation of Adi Muljo as a director of our company, and thereafter on December 15, 2009 we received the resignation of Ralph Santos as a director and officer of our company.

Our board of directors now consists of Tony Cinotti.

Tony Cinotti has over 35 years experience in the Financial Industry. He began his career with Kuhn Loeb & Company managing all systems and data center operations. He continued his career with Morgan Stanley and managed Equity and Government Trading as well as Broker Commissions and Management and Planning systems. Upon leaving Morgan Stanley he founded DP Sciences Inc., which provided Management and Systems consulting to the Financial community. The company was contracted to build and manage systems and data centers for various financial clients. DP Sciences was also a service organization processing over 97% of all Equity IPO's (Initial Public Offerings) for over 30 clients. Tony also owned seats on The New York Futures Exchange and was a registered Floor Broker. He was the co-inventor on two method patents for processing transactions on 3G phones. Tony has a Bachelors degree in Management from Baruch College.

Tony was instrumental in bringing the iMobile Interactive and VerifySmart alliance to fruition. iMobile currently interfaces with almost every phone company in the world.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

99.1 Resignation of Ralph Santos, dated December 15, 2009

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERIFY SMART CORP.



/s/ Tony Cinotti
----------------------------------
Tony Cinotti, President

Date: December 30, 2009